Exhibit 99.1

Orange County Bancorp, Inc. Announces the Appointment of Marianna R. Kennedy to the Board of Directors

MIDDLETOWN, N.Y. – September 20, 2022 — The Board of Directors and President and CEO Michael Gilfeather of Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Company (the “Bank”) are pleased to announce the appointment of Marianna R. Kennedy to the Company’s and the Bank’s Boards of Directors effective October 1, 2022.

“Marianna will be an exceptional addition to the Board given her impressive financial industry knowledge and experience,” said Michael Gilfeather, President and CEO. “We graciously welcome her participation overseeing the affairs of the Company and the Bank.”

Ms. Kennedy is a practicing attorney and partner at Drake Loeb PLLC, a distinguished law firm in the Hudson Valley. She has concentrated her practice on business and financial transactions. She represents regional businesses primarily in matters involving acquisitions, sales and mergers, commercial contracts, succession planning, commercial borrowing, and leasing. Ms. Kennedy graduated magna cum laude from Pace University School of Law and began her career with New York City law firm, Coudert Brothers, before returning to the Hudson Valley.

“Professionals and businesses value relationships and exceptional service when it comes to their banking needs,” said Ms. Kennedy. “Orange Bank & Trust has been providing that to their clients for over 130 years. I look forward to contributing to the future growth of the Bank and am honored to become a member of the Board.”

Ms. Kennedy currently serves as a member of the Board of Directors of the SUNY Orange Foundation, and is a member of its Executive Committee. She is also a past member of the Board of Directors of St. Luke’s Cornwall Hospital Foundation, The Greater Hudson Valley Family Heath Center, the Newburgh Ministry, the Music Conservatory of Westchester, the Ritz Theatre, and Opera Company of the Highlands. She is also a prior member of the Board of Trustees of Mount Saint Mary College.

About Orange County Bancorp Inc.

Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 130 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and was acquired by the Company in 2012. In recent years, Orange Bank & Trust has added branches in Rockland, Westchester and the Bronx.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.